Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Camtek Ltd:

We consent to the incorporation by reference in the registration statements (No. 333-237680) on Form F-3 and (Nos. 333-238705, 333-227931, 333-201286, 333-174165, 333-156287 and 333-113139) on Form S-8 of our report dated March 20, 2023, with respect to the consolidated financial statements of Camtek Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin
Somekh Chaikin
A member firm of KPMG International

Tel Aviv, Israel

March 20, 2023